Exhibit 8.2

Execution Copy

November 10, 2020

Jay Pharma Inc.

4851 Tamiami Trail N., Suite 200

Naples, FL 34103

Ladies and Gentlemen:

We have acted as counsel to Jay Pharma, Inc., a Canada corporation (the “Company”), in connection with (i) the exchange of all of the stock, warrants and options held by the Company’s stockholders, warrantholders and optionholders in exchange for corresponding stock, warrants and options of AMERI Holdings, Inc., a Delaware corporation (“Parent”), as described in the Company’s representation letter dated as of November 09, 2020 (together with Parent’s representation letter dated as of such date, the “Representation Letters” and such exchange, the “Exchange”). The Exchange is to be undertaken pursuant to the Tender Offer Support Agreement and Termination of Amalgamation Agreement dated as of August 12, 2020 (the “Exchange Agreement”), among the Company, Parent, Jay Pharma Exchange Sub, Inc., 1236567 B.C. Unlimited Liability Company and Barry Kostiner.

You have requested our opinion in connection with the filing with the Securities and Exchange Commission of the registration statement on Form S-4 (the “Registration Statement”).

For purposes of rendering this opinion, we have relied upon the accuracy and completeness of the factual statements and representations that are contained in the Exchange Agreement, the Representation Letters, the Registration Statement, the proxy statement/prospectus of the Parent and the Company included in the Registration Statement and such other records, documents, and information as in our judgment are necessary or appropriate to enable us to provide such opinion. We have not undertaken any independent investigation of any factual matter set forth in any of the foregoing, and we have assumed that (i) such factual statements and representations are accurate and complete as of the date hereof and will be accurate and complete as of the effective time of the Exchange, (ii) the factual statements and representations made to the knowledge of any person or entity or with similar qualification are and will be true and correct as if made without such qualification, (iii) the Exchange will be consummated in the manner contemplated by, and in accordance with, the terms set forth in the Exchange Agreement, Registration Statement and Representation Letters without the waiver of any material condition, and (iv) the Exchange will be effective under applicable law.

We have also assumed that the parties have complied with and, if applicable, will continue to comply with the relevant covenants contained in the Exchange Agreement. If any of the above-described assumptions are untrue for any reason or if the Exchange is consummated in a manner that is inconsistent with the manner described in the Exchange Agreement or the Registration Statement, our opinions as expressed below may be adversely affected and may not be relied upon.

Subject to the assumptions, qualifications and limitations set forth therein, the discussion set forth in the Registration Statement under the caption “Material United States Federal Income Tax Consequences of the Offer”, insofar as it presents legal conclusions with respect to matters of U.S. federal income tax law, subject to the limitations and qualifications referred to therein, is the opinion of Haynes and Boone.

Jay Pharma Inc.

November 10, 2020

We express no opinion on any issue relating to U.S. federal income tax consequences other than those described herein, or on any issue of any state, local, foreign or other tax laws. Further, our opinions are not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service or a court will not take a contrary position. These opinions are expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the matters stated, represented or assumed herein or any subsequent changes in applicable law, rules or regulations or interpretations thereof.

The opinions expressed herein are based upon existing statutory, regulatory and judicial authority, any of which may be changed at any time with retroactive effect, which changes could affect our opinions. Our opinions are limited to the tax matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other tax consequences of the Exchange or any other transactions.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the heading “Material United States Federal Income Tax Consequences of the Offer” therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,

/s/ Haynes and Boone, LLP
Haynes and Boone, LLP

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